Exhibit 99.1

LANTRONIX REPORTS RESULTS FOR THE FIRST FISCAL QUARTER ENDED SEPTEMBER 30, 2009

IRVINE, Calif., November 5, 2009 -- Lantronix, Inc. (NASDAQ: LTRX), a leading provider of secure, remote device networking and data center management technologies, today announced financial results for the first fiscal quarter ended September 30, 2009.

Financial Highlights

•	Reported a GAAP net loss of $499,000 for the first fiscal quarter of 2010;

•	Reported non-GAAP income of $411,000 for the first fiscal quarter of 2010; and

•	Reported the fifth consecutive quarter of non-GAAP net income. This also marks the seventh quarter of non-GAAP net income out of the last eight quarters.

Non-Financial Highlights

•
Announced XPort® Pro™, the newest addition to its popular XPort® family of embedded Ethernet networking and compute modules, used in millions of devices worldwide. XPort Pro provides customers with a powerful engine for deploying advanced applications at the network edge, all in an integrated, thumb-sized package.  In addition to having the identical form factor as the original XPort, the XPort Pro’s leading-edge architecture, 32-bit processing power and ample memory allow resource-intensive applications to be deployed on a single platform; and

•
Announced SpiderDuo a palm-sized device that provides secure, real-time control of remote computers and equipment. Advanced features such as local port, power cycling, IPv6, and VIP access provide a superior, unmatched remote control experience.

“While we are disappointed in our revenue performance, which was impacted by the current economy, we were non-GAAP profitable for the fifth quarter in a row.” said Jerry Chase President and CEO. “On the product front, we introduced to the market a number of exciting, customer-driven products including SpiderDuo and XPort Pro, the world’s smallest Linux computer. Customer reaction to our new XPort Pro has been markedly strong and positive, and more new products, like ManageLinx 2.0, are on the way.”

Financial Results for the First Fiscal Quarter ended September 30, 2009

Net revenue was $11.0 million for the first fiscal quarter of 2010, a decrease of $3.3 million or 23%, compared to $14.2 million for the first fiscal quarter of 2009.  Device networking net revenue was $10.7 million for the first fiscal quarter of 2010, a decrease of $2.8 million or 21%, compared to $13.5 million for the first fiscal quarter of 2009.  Device networking enablement net revenue was $8.7 million for the first fiscal quarter of 2010, a decrease of $2.8 million or 24%, compared to $11.6 million for the first fiscal quarter of 2009.  Device networking management net revenue remained consistent at $2.0 million for the first fiscal quarter of 2010 and 2009.

Gross profit margin was 52.2% for the first fiscal quarter of 2010, compared to 52.9% for the first fiscal quarter of 2009. The decrease in gross profit margin percent was primarily attributable to product mix during the quarter.

GAAP operating expenses were $6.1 million for the first fiscal quarter of 2010, a decrease of $1.2 million or 16%, compared to $7.3 million for the first fiscal quarter of 2009.  Selling, general and administrative expense was $4.6 million for the first fiscal quarter of 2010, a decrease of $588,000 or 11%, compared to $5.2 million for the first fiscal quarter of 2009. Research and development expense was consistent at $1.5 million for the first fiscal quarter of 2010 and 2009.

Non-GAAP operating expenses were $5.4 million for the first fiscal quarter of 2010, a decrease of $880,000 or 14%, compared to $6.3 million for the first fiscal quarter of 2009.

GAAP net loss was $499,000, or ($0.01) per share, for the first fiscal quarter of 2010, compared to GAAP net income of $184,000, or $0.00 per share, for the first fiscal quarter of 2009.

Non-GAAP net income was $411,000, or $0.01 per share, for the first fiscal quarter of 2010, compared to non-GAAP net income of $1.3 million, or $0.02 per share, for the first fiscal quarter of 2009.

Balance Sheet Highlights

Cash and cash equivalents were $9.1 million as of September 30, 2009 and June 30, 2009.

Total receivables, which include accounts receivable, net, and contract manufacturers’ receivable, were $2.3 million as of September 30, 2009, a decrease of $158,000, compared to $2.5 million as of June 30, 2009.

Inventories, net, were $6.1 million as of September 30, 2009, a decrease of $376,000, compared to $6.5 million as of June 30, 2009.

Accounts payable were $5.8 million as of September 30, 2009, an increase of $171,000, compared to $5.6 million as of June 30, 2009.

Working capital was $7.1 million as of September 30, 2009, a decrease of $285,000, compared to $7.4 million as of June 30, 2009.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP operating expenses consist of operating expenses excluding share-based compensation and related payroll taxes, depreciation and amortization, litigation settlement, and restructuring charges, as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company's core operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding share-based compensation and related payroll taxes, depreciation and amortization, litigation settlement, restructuring charges, interest income (expense), other income (expense), income tax provision (benefit), as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the Company's core operating performance.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Conference Call and Webcast

The Company will report financial results for the first fiscal quarter, ended September 30, 2009, after the market close on Thursday, November 5, 2009. Following the press release, management will conduct a conference call with simultaneous audio webcast at 5:00 p.m. EDT. President and Chief Executive Officer Jerry Chase and Chief Financial Officer Reagan Sakai will discuss the first fiscal quarter's results and answer questions.

Interested parties may participate in the live conference call by dialing 866-700-0161 (international dial-in 617-213-8832) and entering passcode 9218-1617, prior to the initiation of the call. The live webcast of the conference call may be accessed by visiting: About Us> Investor Relations> Presentations from the Lantronix web site at http://www.lantronix.com.

A telephonic replay of the conference call will be available through December 5, 2009 by dialing 888-286-8010 (international dial-in 617-801-6888) and entering passcode 3931-9140. The webcast will be archived on the Company's web site for twelve months.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Its solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet; provide secure remote access to firewall-protected equipment; and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com

This news release contains forward-looking statements, including statements concerning our future business plans. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and our Annual Report on Form 10-K to be filed for the year ended June 30, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Lantronix, Inc.
Reagan Y. Sakai, Chief Financial Officer
(949) 453-3990

– Tables to Follow –

LANTRONIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)

	September 30,	June 30,
	2009	2009
Assets
Current assets:
Cash and cash equivalents	$9,120	$9,137
Accounts receivable, net	1,665	1,851
Contract manufacturers' receivable	683	655
Inventories, net	6,103	6,479
Prepaid expenses and other current assets	603	529
Total current assets	18,174	18,651

Property and equipment, net	2,407	2,230
Goodwill	9,488	9,488
Purchased intangible assets, net	237	265
Other assets	136	122
Total assets	$30,442	$30,756

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,797	$5,626
Accrued payroll and related expenses	1,123	1,414
Warranty reserve	224	224
Restructuring reserve	31	76
Short-term debt	667	667
Other current liabilities	3,194	3,221
Total current liabilities	11,036	11,228
Non-current liabilities:
Long-term liabilities	108	117
Long-term capital lease obligations	363	309
Long-term debt	611	778
Total non-current liabilities	1,082	1,204
Total liabilities	12,118	12,432

Commitments and contingencies

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	190,031	189,579
Accumulated deficit	(172,186)	(171,687)
Accumulated other comprehensive income	473	426
Total stockholders' equity	18,324	18,324
Total liabilities and stockholders' equity	$30,442	$30,756

LANTRONIX, INC.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2009	2008
Net revenue (1)	$10,954	$14,212
Cost of revenue	5,237	6,688
Gross profit	5,717	7,524
Operating expenses:
Selling, general and administrative	4,620	5,208
Research and development	1,485	1,503
Restructuring charges	-	593
Amortization of purchased intangible assets	18	18
Total operating expenses	6,123	7,322
Income (loss) from operations	(406)	202
Interest expense, net	(47)	(26)
Other income (expense), net	(36)	22
Income (loss) before income taxes	(489)	198
Provision for income taxes	10	14
Net income (loss)	$(499)	$184

Net income (loss) per share (basic)	$(0.01)	$0.00

Net income (loss) per share (diluted)	$(0.01)	$0.00

Weighted-average shares (basic)	60,992	60,374

Weighted-average shares (diluted)	60,992	60,448

(1) Includes net revenue from related party	$125	$254

LANTRONIX, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2009	2008

GAAP net income (loss)	$(499)	$184
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	9	12
Employer portion of withholding taxes on employee stock grants	3	-
Depreciation and amortization	54	42
Total adjustments to cost of revenues	66	54
Selling, general and adminstrative:
Share-based compensation	423	229
Employer portion of withholding taxes on employee stock grants	13
Depreciation and amortization	133	130
Total adjustments to selling, general and administrative	569	359
Research and development:
Share-based compensation	127	82
Employer portion of withholding taxes on employee stock grants	21
Depreciation and amortization	16	18
Total adjustments to research and development	164	100
Restructuring charge	-	593
Amortization of purchased intangible assets	18	18
Total non-GAAP adjustments to operating expenses	751	1,070
Interest expense, net	47	26
Other income (expense), net	36	(22)
Provision for income taxes	10	14
Total non-GAAP adjustments	910	1,142
Non-GAAP net income	$411	$1,326

Non-GAAP net income per share (diluted)	$0.01	$0.02

Denominator for GAAP net income per share (diluted)	60,992	60,448
Non-GAAP adjustment	2,942	246
Denominator for non-GAAP net income per share (diluted)	63,934	60,694

GAAP operating expenses	$6,123	$7,322
Non-GAAP adjustments to operating expenses	(751)	(1,070)
Non-GAAP operating expenses	$5,372	$6,252

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